Exhibit 10.35

Hardship Stock Repurchase Policy

Employees of ARAMARK who own common stock of ARAMARK Holdings Corporation (the “Company”) may request that the Company authorize the repurchase of all or some of the shares owned by them in the event of an unforeseeable emergency, which would include a severe financial hardship resulting from an illness or accident, loss of property due to casualty or similar extraordinary and unforeseeable circumstances or other circumstances approved by the Executive Vice President, Human Resources. In order for a hardship repurchase to be considered, the employee must represent that his or her need cannot be satisfied with other resources reasonably available, including reimbursement or compensation by insurance or otherwise or reasonable liquidation of other assets (but only to the extent the liquidation of such assets would not in itself cause an immediate and heavy financial need).

Employees who wish to apply for a hardship repurchase must complete the appropriate form and submit it, along with supporting documentation, to the Executive Vice President, Human Resources.